Quest Solution, Inc. Named Datamax-O’Neil Premier Partner

Additional benefits to be provided to the Company for achieving the status.

Henderson, Nevada (PRWEB) September 24, 2014

Quest Solution, Inc, "The Company" (OTCBB: QUES), is pleased to announce it has been promoted to Premier Partner status in the Datamax-O'Neil Valued Partner Program (VPP). Headquartered in Orlando, Florida, Datamax-O’Neil is a global provider of label and receipt printing solutions.

The Valued Partner Program was established in 2006. Members of the VPP are assigned a reseller category based on their business model, commitment to Datamax-O'Neil, and other qualifying requirements. Under the new 2014 VPP structure announced in July, resellers can receive comprehensive support in one of four categories: DMAR, Authorized, Select and Premier. Partners benefit from advantages such as lead generation services, extra discounts and rewards, which helps Datamax-O'Neil support growth and sales among its resellers worldwide.

As a Premier Partner, Quest Solution, Inc. will receive additional discounts which will support competitive selling in Quest Solution, Inc.'s target vertical markets.

"We are thrilled with the efforts Quest Solution, Inc. has put forth in promoting our printers in the marketplace, and their dedication to the Datamax-O'Neil product line," said Tom Park, VP Portable Business Unit, at Datamax-O'Neil. "Our success in the Automatic Identification and Data Collection market depends on the hard work of our channel partners. Quest Solution, Inc. is a valuable member of our channel community, and as a Premier Partner, will be positioned to expand sales of our printers in the future."

"Quest Solution, Inc. is proud to be named as a Datamax-O'Neil Premier Partner," said George Zicman, SVP of Sales, Quest Solution, Inc. "We will continue our commitment to deliver innovative solutions utilizing the Datamax-O'Neil family of printers, and look forward to more success in the future."

About Datamax-O’Neil

Datamax-O’Neil is a trusted global provider of stationary, portable and mobile label and receipt printing solution products that enable manufacturing and supply markets to capture the benefits of automated product identification and automated legal and financial transactions. Datamax-O’Neil is the barcode and mobile printing business group of Dover Corporation’s Engineered Systems segment. The company’s products address a wide variety of applications, including those in the industrial, healthcare, retail, automotive and ticketing market sectors. Datamax-O’Neil is headquartered in Orlando, Florida, and maintains key facilities in California, Illinois, and France, as well as sales and technical support offices around the world.

For more information, visit
http://www.datamax-oneil.com/do/com/EN-US/index.cfm

For a Quest Solution, Inc. Investor Presentation please visit:

http://questsolution.com/investors.html

For more information http://www.QuestSolution.com

About Quest Solution, Inc.:

Quest Solution, Inc. is a leading provider in the technology, software, and mobile data collection systems business. The Company intends on continuing to acquire existing companies with revenues and positive cash flow.

Quest Solution, Inc. serves as a national mobility systems integrator with a focus on design, delivery, deployment and support of fully integrated mobile solutions. The Company takes a consultative approach by offering end to end solutions that include hardware, software, communications and full lifecycle management services. The highly tenured team of professionals simplifies the integration process and delivers proven problem solving solutions backed by numerous customer references.

Additionally the Company recently announced creation of a wholly-owned division focused on commercializing Intellectual Property, Patents and Distribution of industry-specific technologies in an array of new verticals. The new division will focus on acquisition of existing intangibles which will provide immediate value to the company.

Information about Forward-Looking Statements

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995 Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Quest Solution, Inc's products, the introduction of new products, the Company's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company's liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in Quest Solution Inc.'s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include statements regarding growth in our parts and vehicle sales and increases in our ability to produce new products. For a more detailed description of the risk factors and uncertainties affecting Quest Solution, Inc. please refer to the Company's recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. Quest Solution, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Quest Solution Investor Relations & Financial Media:
I.M.I.
888-216-3595
info(at)integrityir.com